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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-34582) and related Prospectus of Tuboscope Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated February 8, 2000, with respect to the consolidated financial statements and schedule of Varco International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

                                             Ernst & Young LLP

Orange County, California

April 24, 2000